                                                                    EXHIBIT 10.1


                                    AGREEMENT

                                JANUARY 28, 2002

                                 BY AND BETWEEN:

                             OZ COMMUNICATIONS, INC.

                                        &

                            ERICSSON RADIO SYSTEMS AB
                               ERICSSON TELECOM AB
                                  ERICSSON INC.
                              ERICSSON CANADA INC.*


* Certain portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission under an application for confidential treatment.

                                    AGREEMENT

1       PARTIES

1.1 This Agreement ("Agreement") is made and entered into this 24th day of January 2002 by and between OZ Communications, Inc., a California corporation formerly known as OZ.COM, with its principal office at Snorrabraut 54, IS-105 Reykjavik, Iceland ("OZ") on the one hand, and Ericsson Radio Systems AB ("Ericsson Radio Systems"), registration number 556251-3258, a limited liability company duly incorporated under the laws of Sweden and having its principal place of business at Torshamnsgatan 23, SE-164 80 Stockholm, Sweden, Ericsson Telecom AB ("Ericsson Telecom"), registration number 556251-3258, a limited liability company duly incorporated under the laws of Sweden and having its principal place of business at Telefonplan, S-126 25 Stockholm, Sweden, Ericsson Inc., a Delaware corporation, and Ericsson Canada Inc. ("Ericsson Canada"), a Canada corporation having its principal place of business at 8400 Decarie Blvd., Town of Mount Royal, Quebec, Canada (Ericsson Radio Systems, Ericsson Telecom, Ericsson Inc. and Ericsson Canada sometimes collectively referred to as "Ericsson").

2       BACKGROUND AND INTENTIONS

2.1 OZ and Ericsson (the "Parties") have worked together since 1998 under the terms of certain agreements between them to develop, market and otherwise exploit the iPulse(TM) Software, a description of which is set forth as Exhibit A.

2.2 The Parties desire to terminate and supersede certain agreements more particularly specified in Section 3.

3       AGREEMENTS AMENDED OR TERMINATED BY THIS AGREEMENT

3.1 The Parties wish to modify their contractual relationship with respect to the following agreements:


        - General Co-operation and Development Agreement made and entered into as of November 1, 2000 (the "GCDA"), by and between OZ and Ericsson Radio Systems.

        - Hosted Service Agreement made and entered into as of July 19th, 2001 ("Hosting Agreement"), by and between OZ and Ericsson Inc.

        - iPulse Agency Agreement made and entered into as of November 1, 2000, by and between OZ and Ericsson Radio Systems.

        - mPresence Agency Agreement made and between into as of November 1, 2000, by and among OZ, Ericsson Radio Systems and certain shareholders of OZ.

        - Shareholder Rights Agreement made and entered into as of February 4, 1999, (the "Shareholder Rights Agreement") by and between OZ, Ericsson Inc and certain shareholders of OZ.

        - Shareholder Rights Agreement made and entered into as of November 8, 2000 (the "Shareholder Agreement"), by and between OZ, Ericsson Canada and certain shareholders of OZ.

        - Specific Co-operation and Development Agreement for Communities and Link made and entered into as of February 4, 1999 (the "iPulse SCDA"), by and between OZ and Ericsson Telecom.

        - Specific Co-operation and Development Agreement made and entered into as of November 8, 2000 (the "Canada SCDA"), by and between OZ and Ericsson Canada.

        - Value Added Distribution and License Agreement, made and entered into as of November 1, 2000 (the "VADLA"), by and between OZ and Ericsson Radio Systems.

3.2 Except for the Shareholders Rights Agreement, which will be amended according to the agreement signed on December 20, 2001, the parties hereby terminate all of the agreements listed above.

4       iPULSE INTELLECTUAL PROPERTY RIGHTS

4.1 Ericsson herby irrevocably assigns to OZ an equal and undivided share of its right, title and interest in and to a) the iPulse(TM) Software, including source and object code, b) the "iPulse" trademark, with the limitation that Ericsson shall have the right to use iPulseTM as it has done before for any material it has in it possession the date of this agreement and c) hereby grant to OZ a worldwide and perpetual license for all purposes to all other intellectual property rights contained in and related to the iPulse(TM) software, including any Patent Rights, copyrights, rights to photographs, design rights, technical documentation and any other industrial and intellectual property rights contained in the source and object code, as set forth in Exhibit A. "Patent Rights" as used herein shall mean patents or patent applications relating to the iPulse(TM) software, in existence today, including, but not limited to the patents and patent applications of Appendix A of this Agreement, , and continuations-in-part and their counterparts in other countries, in whole or in part.

4.2 OZ shall as soon as reasonably possible but not later then March 30, return to Ericsson all Ericsson property including but not limited to all third-party develop ment tools that Ericsson has previously made available to OZ for the development of the iPulse Software.

4.3 OZ and Ericsson shall each have the unrestricted and unlimited rights to exploit the iPulse(TM) software code and the iPulse Software in any way it sees fit, including but not limited to the rights to copy, modify, license, transfer rights to, use and distribute the iPulse(TM) software code.

4.4 Ericsson shall execute all papers, including patent applications, invention assignments, trademark and copyright assignments, and otherwise shall assist OZ as reasonably required to perfect in OZ the rights, title and other interests in iPulse(TM) expressly granted to OZ under this Agreement. Costs related to such assistance, if required, shall be paid by OZ.

5       UNCONDITIONAL PAYMENTS

5.1 In consideration for iPulse development services already provided by OZ to Ericsson up to the date hereof, which Ericsson has received and accepted, Ericsson agrees to pay OZ a final payment of US $6,000,000 on times as set forth below:

        -  Already received by OZ                   $   350,000


        -  On January 30, 2002                      $ 2,000,000


        -  On February 28, 2002                     $ 2,000,000


        -  On March 30, 2002                        $ 1,650,000


5.2 The Parties agree that these payments and the services already rendered shall constitute the complete and final settlement of any claims or obligations between them and that would relate to any services performed under the agreements set forth in Section 3.

5.3 No royalties shall be payable by either Party to the other related to the sale or licensing of iPulse(TM) Software.

6       MISCELLANEOUS

6.1 Except for the fact that Ericsson no longer will offer iPulse to its customers, Ericsson and OZ agree not to communicate, internally within Ericsson, otherwise than on a need-to-know basis, or externally in press releases or by other means, the content of this Agreement without OZ's express consent in advance.

6.2 No announcement to news media pertaining to this Agreement shall be made until reviewed and approved by OZ and Ericsson. OZ has received the advice of counsel that the making of a public announcement and disclosure in United States Securities and Exchange Commission ("SEC") filings is necessary to comply with


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

        the requirements of applicable laws and regulations and that, because of the materiality of the Ericsson relationship to OZ's shareholders, the SEC will deem this Agreement to be sufficiently material that no provision herein will be eligible for confidential treatment.

6.3 . If any Party should default in the payment, when due, of any amount whatsoever due under this Agreement or under any of the agreements described in Section 5, the overdue amount shall bear interest at the prime rate of the bank of the Party to whom the obligation is due plus two percent (2%) per annum, calculated from the due date until full payment is made, without prejudice to the other rights of the Parties to this Agreement.

6.4 Neither Party shall be in default if failure to perform any obligation hereunder is caused solely by supervening conditions beyond that party's control, including acts of God, terrorism, civil commotion, telecommunications break down, strikes, labor disputes, and governmental demands or requirements.

6.5 If any legal action or other proceeding is brought with respect to the subject matter of this Agreement, its enforcement or as a result of a breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in such action or proceeding, in addition to any other relief to which such party may be entitled.

           OZ Communications Inc.





         By:  /s/ SKULI MOGENSEN
            -----------------------





         Title:     CEO
               --------------------





         Date:   28/01/02
              ---------------------


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

           ERICSSON RADIO SYSTEMS AB           ERICSSON CANADA INC.,
                                                by power of attorney




         By: /s/ LARS BOMAN                 By:  /s/ LARS BOMAN
            -----------------------            -----------------------





         Title: VP & GM                     Title:  VP & GM
               --------------------               --------------------





         Date:  2002-02-11                  Date:  2002-02-11
              ---------------------              ---------------------



             ERICSSON TELECOM AB,                  ERICSSON INC.,
             by power of attorney               by power of attorney




         By: /s/ LARS BOMAN                 By: /s/ LARS BOMAN
            -----------------------            -----------------------





         Title:   VP & GM                   Title:  VP & GM
               --------------------               --------------------





         Date:  2002-02-11                  Date:  2002-02-11
              ---------------------              ---------------------

EXHIBIT A

The following is a list of all object code and documentation relative to iPulse, but the iPulse Software as defined in the agreement shall only include the portions of the below that are solely owned by Ericsson and developed by OZ for Ericsson or solely developed by Ericsson within the iPulse development projects. For the avoidance of doubt such iPulse Software does not include, a) any Software developed by a third party for Ericsson, regardless of whether this development was inside or outside the common development project with OZ, b) any intellectual property rights owned by third parties or c) intellectual property rights developed by Ericsson in any project outside the scope of the common iPulse development projects with OZ, such as but not limited to IP Telephony System, whether it is included in any object code or documentation set out in the list below or not. Further for the avoidance of doubt, any subsidiary of OZ is not regarded as a third party with respect to this Exhibit A.


[***]







*** These provisions consisting of 17 pages have been omitted and filed separately under an application for confidential treatment.

INTERVENTION


OZ.COM Canada Company, a Nova Scotia company with an office at Montreal, Canada, intervenes in this Agreement, agreeing to be bound by it as a "Party and, for greater certainty, agrees to the termination of the Canada SCDA, and acknowledges the consideration granted by Ericsson under this Agreement constitutes complete and final settlement of any claims or obligations that OZ.COM Canada Company might have against Ericsson.


                                     OZ.COM Canada Company, by power of attorney


                                     By: /s/  SKULI MOGENSEN
                                        ----------------------------------------

                                     Title: CEO
                                     Date: 12-02-02